Exhibit 10.2

FORM OF THREE-PARTY AGREEMENT

This Agreement (the “Agreement”), effective as of [_], 2018, is entered into by and among Cottonwood Communities, Inc., a Maryland corporation (the “REIT”), Cottonwood Communities O.P., LP, a Delaware limited partnership (the “Operating Partnership”) and Cottonwood Communities Management, LLC, a Delaware limited liability company (“Cottonwood Management”). The REIT, the Operating Partnership and Cottonwood Management are individually referred to as a “Party” and collectively referred to as the “Parties.”

WHEREAS, the Operating Partnership is the operating partnership of the REIT and the REIT is the sole general partner of the Operating Partnership. The REIT expects to own substantially all of its assets and conduct its operations through the Operating Partnership. The REIT intends to invest primarily in existing multifamily apartment communities located throughout the United States (each a “Property”) and multifamily real estate-related assets.

WHEREAS, the REIT intends to offer shares of its common stock to the public in an offering registered pursuant to a Registration Statement on Form S-11 filed with the Securities and Exchange Commission (file no. 333-215272) (the “Offering”).

WHEREAS, Cottonwood Management has agreed to be obligated to pay all Organization and Offering Expenses related to the Offering on the REIT’s behalf without reimbursement by the REIT.

WHEREAS, in connection with the transactions described herein, the REIT has agreed that it shall enter into an Advisory Agreement with Cottonwood Management (the “Advisory Agreement”) in order to avail itself of the experience, sources of information, advice, assistance and certain facilities available to Cottonwood Management and its affiliates.

WHEREAS, the Operating Partnership has agreed that it shall enter the Advisory Agreement as well as property amendments thereto to provide for property management services by Cottonwood Management with respect to all Properties owned by the Operating Partnership (or a subsidiary thereof).

Capitalized terms used herein but not otherwise defined shall have the same meaning as set forth in the Advisory Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.          Payment of Expenses.

1.1.        Organization and Offering Expenses. Cottonwood Management shall pay the Organization and Offering Expenses related to the Offering, whether incurred before or after the date of this Agreement, as its direct obligation.

1.2.        Selling Expenses. Cottonwood Management shall enter into the Dealer Manager Agreement for the Offering with the REIT and Orchard Securities, LLC (the “Dealer Manager Agreement”), pursuant to which Cottonwood Management will be obligated to pay all the selling commissions and the dealer manager fees (together, the “Selling Expenses”) due pursuant to the Dealer Manager Agreement. The REIT shall be responsible for all obligations assigned to it in the Dealer Manager Agreement.

2.          Advisory Agreement. The REIT, the Operating Partnership and Cottonwood Management will enter into an Advisory Agreement, the form of which is attached hereto to as Exhibit A. The Advisory Agreement will provide for property management services by Cottonwood Management and in connection therewith the Operating Partnership shall cause a Property Amendment that provides for the property management of every Property owned directly or indirectly by the Operating Partnership to be executed by the owner of the Property. If Cottonwood Management declines to provide property management services with respect to any Property, the Operating Partnership shall be permitted to enter into a property management agreement with a different property manager.

3.          Termination Date. This Agreement shall terminate upon termination of the Offering.

4.          Miscellaneous.

4.1.        Counterparts. This Agreement may be executed in several counterparts, which may be delivered by facsimile or electronic mail, and all so executed shall constitute one Agreement, binding on all of the Parties hereto, notwithstanding that all of the Parties are not signatory to the original or the same counterpart.

4.2.        Further Acts and Documents. Each of the Parties hereto hereby covenants and agrees to execute and deliver such further instruments, documents and other agreements and to do such further acts and things as may be necessary to carry out the purposes of this Agreement.

4.3.        Notices. All notices under this Agreement shall be in writing and shall be given to the Party entitled thereto, by personal service or by mail, posted to the address set forth below for such person or at such other address as such Party may specify in writing.

 To the REIT:

 Cottonwood Communities REIT, Inc.

 6340 South 3000 East, Suite 500

 Salt Lake City, UT 84121

 Attn: Gregg Christensen

 To the Operating Partnership:

 Cottonwood Communities O.P., LP

 6340 South 3000 East, Suite 500

 Salt Lake City, UT 84121

 Attn: Gregg Christensen

 To Cottonwood Management:

 Cottonwood Communities Management, LLC

 6340 South 3000 East, Suite 500

 Salt Lake City, UT 84121

 Attn: Gregg Christensen

4.4.        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Utah.

4.5.        Venue. Any action relating to or arising out of this Agreement shall be brought only in a court of competent jurisdiction located in Salt Lake City, Utah.

4.6.        Successors and Assigns. The terms and provisions of this Agreement shall be bind upon and shall inure to the benefit of the successors and assigns of the respective Parties.

[Signatures on following pages.]

IN WITNESS WHEREOF, this Agreement is effective as of the date first set forth above.

REIT:

Cottonwood Communities, Inc., a Maryland corporation

By:
Gregg Christensen,
Executive Vice President

OPERATING PARTNERSHIP:

Cottonwood Communities O.P., LP, a Delaware limited partnership

By: Cottonwood Communities, Inc., a Maryland corporation, its general partner

By:
Gregg Christensen,
Executive Vice President

COTTONWOOD MANAGEMENT:

Cottonwood Communities Management, LLC, a Delaware limited liability company

By: Cottonwood Capital Management, Inc., a Maryland corporation, its sole member

By:
Gregg Christensen,
Executive Vice President

EXHIBIT A

FORM OF ADVISORY AGREEMENT